Exhibit 32.02

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Jess Roper, Chief Financial Officer of DexCom, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies:

(i)	the Annual Report on Form 10-K for the period ended December 31, 2011 of the Company (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 23, 2012

/s/ JESS ROPER
Jess Roper
Chief Financial Officer